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                                                                     EXHIBIT  21



            LIST OF SUBSIDIARIES OF COEUR D ALENE MINES CORPORATION



The following is a list of the wholly owned subsidiaries of Coeur d'Alene Mines Corporation.


                       Name of Subsidiary                                 State of Incorporation
                       ------------------                                 ----------------------
             Coeur Rochester, Inc.                                                  Delaware
             Coeur Bullion                                                           Idaho
             Coeur Explorations, Inc.                                                Idaho
             Coeur Alaska, Inc.                                                     Delaware
             Royal Apex Corporation                                                 Montana
             Coeur In Situ, Inc.                                                     Nevada
             CDE Chilean Mining Corp.                                               Delaware
             Callahan Mining Corporation                                            Arizona




The following is a list of the subsidiaries of Callahan Mining Corporation:


                                                              State of                     Percentage
              Name of Subsidiary                           Incorporation                  of Ownership
              ------------------                           -------------                  ------------
Coeur New Zealand, Inc.                                       Delaware                       100.0%
Flexaust Canada Limited                                       Ontario                        100.0%
Pinnacle Exploration, Inc.                                    Colorado                        87.2%
Livengood Placers, Inc.                                        Nevada                         79.5%
Flexaust, Incorporated *                                      Delaware                        50.0%
Flexaust Company *                                          West Germany                      50.0%




* These companies are included in the consolidated financial statements under the equity method of accounting.